STAAR SURGICAL VISIAN™ ICL REVENUES INCREASE
BY 52% DURING THIRD QUARTER

MONROVIA, CA — October 6, 2008 — STAAR Surgical Company (Nasdaq: STAA) expects to report that global sales of the Visian ICL, a tiny, flexible lens implanted to correct refractive errors and often referred to as the “implantable contact lens” by patients and physicians, increased approximately 52% during the third quarter ended September 26, 2008.  Sales in the United States increased approximately 25% over year ago levels despite the recent announcements that LASIK procedures declined by as much as 40% or more during the quarter because of the weakened economy, declines in consumer confidence, and declines in patient appointments.  International sales of the Visian ICL increased approximately 65% over year ago levels, further reflecting the increasing market share of the Visian ICL.  Final financial results for STAAR’s third quarter will be released on Tuesday, October 28, 2008.

“An increasing number of patients and physicians are choosing the Visian ICL as an alternative to LASIK, evidenced by our growth rates of 30% during the first quarter, 40% in the second quarter and approximately 52% for the third quarter,” said Barry Caldwell, President and CEO of STAAR Surgical. “The Visian ICL offers patients a minimally invasive alternative for the permanent correction of nearsightedness and has generated patient satisfaction rates of more than 99%.  The procedure to implant the Visian ICL is quick, requires only local anesthesia with no pain, and results in the patient experiencing significant improvement in vision immediately while not changing the structure of the eye.  Finally, unlike LASIK, the Visian ICL is removable.  The Visian ICL has now been implanted in approximately 125,000 eyes as surgeons and patients become increasingly aware of the Visian ICL benefits,” concluded Mr. Caldwell.

Conference Call

The Company will host a conference call and webcast on Tuesday, October 28, 2008 at 5:00 p.m. Eastern / 2:00 p.m. Pacific to discuss the Company’s third quarter and current corporate developments.  The dial-in number for the conference call is 800-240-5318 for domestic participants and 303-262-2054 for international participants.  To access the live webcast of the call, go to STAAR Surgical’s website at www.staar.com.  An archived webcast will also be available at www.staar.com.

About STAAR Surgical

STAAR is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR’s products are used by ophthalmic surgeons and include the Visian ICL, a tiny, flexible lens implanted to correct refractive errors, as well as innovative products designed to improve patient outcomes for cataracts and glaucoma. Manufactured in Switzerland by STAAR, the ICL is approved by the FDA for use in treating myopia, has received CE Marking and is sold in more than 40 countries. More information is available at .

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including any statements of the plans, strategies, and objectives of management for future operations, statements of belief and any statements of assumptions underlying any of the foregoing.  These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.  The risks and uncertainties include the possibility that a decline in general economic conditions will decrease demand for elective procedures and reduce ICL sales, the possibility that negative publicity about complications of LASIK could reduce demand for all refractive procedures, our limited capital resources and limited access to financing, negative publicity resulting from past correspondence with the FDA and the integrity hold placed on our clinical activities, the challenge of managing foreign subsidiaries, the willingness of surgeons and patients to adopt a new product and procedure and other factors beyond our control, including those detailed from time to time in our reports filed with the Securities and Exchange Commission.  There can be no assurance that the rate of growth in sales of Visian ICL experienced in the year to date will continue.  STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.  Sales results reported in this press release for the third quarter are based on preliminary financial data and may be subject to change when STAAR reports its final results for the third quarter.

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